UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of earliest event reported): November 15, 2006
MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)
10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)
(704) 708-6600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 2.02. Results of Operations and Financial Condition
The information contained herein is being furnished pursuant to Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
On November 15, 2006, MedCath Corporation (“MedCath” or the “Company”) issued a press release announcing the Company’s results of operations for the fiscal quarter and year ended September 30, 2006. A copy of the press release and financial update are furnished as Exhibits 99.1 and 99.2.
Included in the press release and the supplemental financial information issued by the Company and furnished herewith as Exhibits 99.1 and 99.2, are certain non-GAAP financial measures, including Adjusted EBITDA. Adjusted EBITDA represents MedCath’s income (loss) from continuing operations before interest expense; income tax expense; depreciation; amortization; non-cash share-based compensation expense; gain or loss on disposal of property, equipment and other assets; impairment of long-lived assets; interest and other income, net; equity in net earnings of unconsolidated affiliates; and minority interest. MedCath’s management uses Adjusted EBITDA to measure the performance of the company’s various operating entities, to compare actual results to historical and budgeted results, and to make capital allocation decisions. Management provides Adjusted EBITDA to investors to assist them in performing their analyses of MedCath’s historical operating results. Further, management believes that many investors in MedCath also invest in, or have knowledge of, other healthcare companies that use Adjusted EBITDA as a financial performance measure. Because Adjusted EBITDA is a non-GAAP measure, Adjusted EBITDA, as defined above, may not be comparable to other similarly titled measures of other companies. MedCath has included a supplemental schedule with the financial statements that accompany this press release that reconciles historical Adjusted EBITDA to MedCath’s income (loss) from continuing operations.
Item 9.01. Financial Statements and Exhibits
Exhibit 99.1 Press Release dated November 15, 2006
Exhibit 99.2 Financial Update dated November 15, 2006
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION

Date: November 16, 2006	By:	/s/ James E. Harris James E. Harris
Executive Vice President and Chief Financial
Officer